                                                                    Exhibit 10.2

                                                                  EXECUTION COPY



                             SEPARATION AGREEMENT

                           DATED AS OF JUNE 8, 2001

                                 BY AND AMONG

                            PLAINS RESOURCES INC.,
                          PLAINS ALL AMERICAN, INC.,
                          PLAINS ALL AMERICAN GP LLC,
                               PLAINS AAP, L.P.

AND

                      PLAINS ALL AMERICAN PIPELINE, L.P.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I
CERTAIN DEFINITIONS

1.01.  CERTAIN DEFINITIONS...................................................  1

ARTICLE II
OTHER AGREEMENTS

2.01.  PENSION AND EMPLOYEE BENEFITS ASSUMPTION AND TRANSITION AGREEMENT.....  4
2.02.  OMNIBUS AGREEMENT; MARKETING AGREEMENT................................  4

ARTICLE III
CERTAIN BUSINESS MATTERS

3.01.  EXCHANGE OF INFORMATION...............................................  4
3.02.  COMPENSATION FOR PROVIDING INFORMATION................................  5
3.03.  RECORD RETENTION......................................................  5
3.04.  LIMITATION OF LIABILITY...............................................  5
3.05.  PRODUCTION OF WITNESSES, RECORDS AND COOPERATION......................  5
3.06.  CONFIDENTIALITY.......................................................  5

ARTICLE IV
INDEMNIFICATION

4.01.  INDEMNIFICATION.......................................................  7
4.02.  INDEMNIFICATION PROCEDURES............................................  7
4.03.  CERTAIN LIMITATIONS...................................................  8
4.04.  DIRECTOR AND OFFICER INDEMNIFICATION - PLX............................  9
4.05.  DIRECTOR AND OFFICER INDEMNIFICATION - PAAI........................... 10

ARTICLE V
INSURANCE MATTERS

5.01.  MIDSTREAM INSURANCE COVERAGE DURING THE INSURANCE TRANSITION PERIOD... 11
5.02.  INSURANCE COVERAGE AFTER THE INSURANCE TRANSITION PERIOD.............. 12

ARTICLE VI
FURTHER ASSURANCE AND ADDITIONAL COVENANTS

6.01.  FURTHER ASSURANCES...................................................  12
6.02.  DISPUTE RESOLUTION...................................................  13
6.03.  NAMES................................................................  13

ARTICLE VII
MISCELLANEOUS

7.01.  EFFECTIVENESS........................................................  13
7.02.  SUCCESSORS AND ASSIGNS...............................................  13
7.03.  NO THIRD-PARTY BENEFICIARIES.........................................  13
7.04.  ENTIRE AGREEMENT.....................................................  13
7.05.  AMENDMENT............................................................  14
7.06.  WAIVERS..............................................................  14
7.07.  SEVERABILITY.........................................................  14
7.08.  HEADINGS.............................................................  14
7.09.  NOTICES..............................................................  14
7.10.  GOVERNING LAW........................................................  14
7.11.  COUNTERPARTS.........................................................  15
7.12.  REMEDIES.............................................................  15

SEPARATION AGREEMENT

          THIS SEPARATION AGREEMENT (this "Agreement") is made and entered into as of this 8th day of June, 2001 (the "Effective Date") by and among Plains Resources Inc., a Delaware corporation ("PLX"), Plains All American Inc., a Delaware corporation ("PAAI"), Plains All American GP LLC, a Delaware limited liability company ("Newco GP LLC"), Plains AAP LP, a Delaware limited partnership ("Newco LP") and Plains All American Pipeline, L.P., a Delaware limited partnership ("PAA"). The parties to this Agreement are collectively referred to as the "Parties," and singularly as a "Party."

          WHEREAS, PAAI is currently the general partner of PAA;

          WHEREAS, PLX and PAAI have entered into certain Unit Transfer and Contribution Agreements with the persons named therein (the "Unit Transfer and Contribution Agreements"), each of which provides that at the Closing (as defined in the Unit Transfer and Contribution Agreements), Newco GP LLC will succeed to the management and business activities formerly performed by PAAI and Newco LP shall be the general partner of PAA; and

          WHEREAS, it is appropriate and desirable to set forth certain agreements that will govern certain matters relating to the relationship between the Upstream Parties (as defined below) and the Midstream Parties (as defined below) after the closing under the Unit Transfer and Contribution Agreements (the date of such closing, the "Closing Date").

          NOW, THEREFORE, the Parties agree, intending to be legally bound, as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

          1.01. CERTAIN DEFINITIONS. (a) As used in this Agreement, in addition to the terms defined in the Preamble and Recitals hereof, the following terms shall have the following meanings, applicable to both the singular and plural forms of the terms described:

          "ACTION" shall mean any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local or foreign or international Governmental Authority or any arbitration or mediation tribunal.

          "AFFILIATE" shall mean with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "AGREEMENT" shall have the meaning ascribed to it in the Preamble.

          "BUSINESS DAY" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the State of New York.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory administrative or governmental authority.

          "HYDROCARBONS" means crude oil, natural gas, casinghead gas, condensate, sulphur, natural gas liquids, plant products, liquefied petroleum gas and other liquid or gaseous hydrocarbons produced in association therewith, including, without limitation, coalbed methane and gas and CO2.

          "INFORMATION" means any information, whether or not patentable or copyrightable in written, oral or electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototype samples, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys, memos and other materials prepared by attorneys and any other technical, financial, employee or business information or data.

          "MARKETING AGREEMENT" means that certain Crude Oil Marketing Agreement, dated November 23, 1998, among PLX, Plains Illinois Inc., Stocker Resources, L.P., Calumet Florida, Inc. and Plains Marketing, L.P., as amended from time to time.

          "MIDSTREAM BUSINESS" means all Hydrocarbon gathering, transportation, terminalling, storage, and marketing and all operations related thereto, including, without limitation, (a) the acquisition, construction, installation, maintenance or remediation and operation of pipelines, gathering lines, compressors, facilities, storage facilities and equipment, and (b) the gathering of Hydrocarbons from fields, interstate and intrastate transportation by pipeline, trucks or barges, tank storage of Hydrocarbons, transferring Hydrocarbons from pipelines and storage tanks to trucks, barges or other pipelines, acquisitions of Hydrocarbons at the well or bulk purchase at pipeline and terminal facilities and subsequent resale thereof.

          "MIDSTREAM PARTIES" means Newco LP, Newco GP LLC and PAA and their respective subsidiaries.

          "OMNIBUS AGREEMENT" means that certain Omnibus Agreement, dated November 23, 1998, among PLX, PAAI, Plains Marketing, L.P., All American Pipeline, L.P. and PAA, as amended from time to time.

          "OTHER PARTIES" means the Midstream Parties, in the case of the Upstream Parties, and the Upstream Parties, in the case of the Midstream Parties.

          "PERSON" means any individual, corporation, partnership, limited liability company or partnership, joint venture, association, governmental entity, or any other entity.

          "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of either (x) the partnership or other similar ownership interest thereof, or (y) the stock or other equity interest of such partnership, association or other business entity's general partner, managing member or similar controlling Person is at the time owned or controlled, directly or indirectly, by such Person or one or more subsidiaries of that Person or a combination thereof.

          "THIRD-PARTY CLAIM" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission, or any arbitration tribunal asserted by a Person other than the parties hereto or their respective Affiliates that gives rise to a right of indemnification hereunder.

          "UPSTREAM BUSINESS" means all the business conducted by the Upstream Parties except the Midstream Business as conducted by the Midstream Parties.

          "UPSTREAM PARTIES" means PLX and PAAI and their respective Subsidiaries except for the Midstream Parties.

          (b) Each of the following terms is defined in the section set forth opposite such term.

Term                                                                     Section
----                                                                     -------
Agreement......................................................         Preamble
Closing Date...................................................                1
Covered Parties................................................          5.01(a)
Disputes.......................................................             6.02
Effective Date.................................................         Preamble
Indemnifying Party.............................................          4.02(a)
Indemnitee.....................................................          4.02(a)
Insurance Transition Period....................................          5.01(a)
Listed Policies................................................          5.01(a)
Local Counsel..................................................          4.02(b)
Losses.........................................................          4.04(c)
Maximum Premium................................................ 4.05(b). 4.04(b)
Midstream Indemnitees..........................................          4.01(a)
Newco GP LLC...................................................         Preamble
Newco LP.......................................................         Preamble
PAA............................................................         Preamble
PAAI...........................................................         Preamble
PAAI D&O Indemnified Parties...................................          4.05(c)
Party..........................................................         Preamble
PLX............................................................         Preamble
PLX D&O Indemnified Parties....................................          4.04(c)
Primary Counsel................................................          4.02(b)
Representatives................................................          3.06(a)

Separate Counsel......................................................   4.02(b)
Transition Agreement..................................................      2.01
Unit Transfer and Contribution Agreements.............................  Preamble
Upstream Indemnitees..................................................   4.01(b)

                                  ARTICLE II
                               OTHER AGREEMENTS

          2.01. PENSION AND EMPLOYEE BENEFITS ASSUMPTION AND TRANSITION AGREEMENT. Concurrently with the execution of this Agreement, Parent, PAAI and Newco GP LLC shall execute that certain Pension and Employee Benefits Assumption and Transition Agreement, dated as of the date hereof, by and among PLX, PAAI and Newco GP LLC (the "Transition Agreement).

          2.02. OMNIBUS AGREEMENT; MARKETING AGREEMENT. The Parties hereto agree and intend that the Omnibus Agreement and the Marketing Agreement shall continue in full force and effect in accordance with the terms thereof.

                                  ARTICLE III
                           CERTAIN BUSINESS MATTERS

          3.01. EXCHANGE OF INFORMATION. (a) Each of PAAI and Newco GP LLC agrees to provide or cause to provide to the other at any time after the Closing as soon as reasonably practicable after written notice therefor any Information relating to time periods prior to the expiration of the Transition Period (as defined in the Transition Agreement) in the possession or in control of such Party that the requesting Party reasonably needs: (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party or its subsidiaries (including under applicable securities or tax laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative tax or other proceedings or in order to satisfy audit, accounting, claims, regulatory, litigation, tax or other similar requirements, or (iii) to comply with its obligations under this Agreement or the Transition Agreement; provided, however, if any Party
                                       --------  -------
determines that any such a provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence.

          (b) After the Closing Date, the Midstream Parties and the Upstream Parties shall each have access during regular business hours (as in effect from time to time) to the documents and objects of historical significance that relate to the Midstream Business or the Upstream Business, as the case may be, that are located in the records of the Upstream Parties and the Midstream Parties, respectively.

          (c) After the Closing Date, the Midstream Parties shall provide or cause to be provided to PLX in such form as PLX shall request all financial and other data and information that PLX determines necessary in order to prepare PLX's financial statements and reports or filings with any Governmental Authority.

          3.02. COMPENSATION FOR PROVIDING INFORMATION. The Party requesting such Information shall reimburse the other Party for the reasonable cost, if any, of creating, gathering or copying such Information, to the extent that such costs are incurred for the benefit of the requesting Party. Except as may be otherwise specifically provided elsewhere in this Agreement or any other Agreement between the Parties, such cost shall be computed in accordance with the providing Party's standard methodology and procedures.

          3.03. RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Agreement after the Effective Date, the Parties agree to use their reasonable best efforts to retain all Information in their respective possession or control consistent with the records retention policies of PLX and PAAI as in effect of the Effective Date as such may from time to time be changed. Neither the Upstream Parties nor the Midstream Parties will destroy or permit any of their subsidiaries to destroy any financial Information which the Other Parties may have the right to obtain pursuant to this Agreement prior to the third anniversary of the Effective Date. Furthermore, neither the Upstream Parties nor the Midstream Parties will destroy or permit any of its subsidiaries to destroy any Information which the Other Parties may have the right to obtain pursuant to this Agreement prior to the sixth (6th) anniversary of the Effective Date without first using its reasonable best efforts to notify the Other Parties of the proposed destruction and giving the Other Parties the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to taxes or to
--------  -------
environmental liabilities, such period shall be extended to expiration of the applicable statute of limitations (giving effect to any extensions thereof).

          3.04. LIMITATION OF LIABILITY. Neither the Upstream Parties nor the Midstream Parties makes any representation or warranty to the Other Parties with respect to the accuracy or completeness of any Information exchanged or provided pursuant to this Agreement. Neither the Upstream Parties nor the Midstream Parties shall have any liability to the Other Parties if any Information is destroyed after the reasonable best efforts by such Parties to comply with the provisions of this Agreement.

          3.05. PRODUCTION OF WITNESSES, RECORDS AND COOPERATION. After the Effective Date, each of the Upstream Parties and the Midstream Parties shall use its reasonable best efforts to make available to the Other Parties upon written request its former, current and future directors, officers, employees, other personnel and agents as witnesses, and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (given consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may be reasonably required in connection with any Action in which the requesting Party may from time to time be involved regardless of whether such Action is a matter with respect to which indemnification may be sought. The requesting Party shall bear all costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

          3.06. CONFIDENTIALITY. (a) Subject to Section 3.06(c) and (d) below, each of the Upstream Parties and the Midstream Parties agrees to hold, and cause its respective directors, officers, employees, agents, accountants and other advisors and representatives (collectively, "Representatives") to hold, in strict confidence, with at least the same degree of care that applies to its own confidential and proprietary information, all Information concerning the Other Parties that is either in its possession (including Information in its possession prior to the Effective Date) or furnished by the Other Parties at any time pursuant to this Agreement or otherwise, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been: (i) in the public domain through no breach of this Section 3.06 by such Party or any of its Representatives, (ii) later lawfully acquired from other sources by such Party or any of its Representatives which sources to the knowledge of such Party or such Representative are not themselves bound by a confidentiality obligation), or
(iii) independently generated without reference to any proprietary or confidential Information of the Other Parties.

          (b) Subject to Section 3.06(c) and (d) below, each Party agrees not to release or disclose, or permit to be released or disclosed, any such Information to any other Person, except its Representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information), except in compliance with this Section 3.06. Without limiting the foregoing, when any Information is no longer needed for the purposes contemplated by this Agreement, each Party will promptly after request of the other Party either return to the other Party all Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Party that it has destroyed such Information (and such copies thereof and such notes, extracts or summaries based thereon).

          (c) The Upstream Parties may release or disclose, or permit to be released or disclosed, any such Information to any Person (and such Person's Representatives) in connection with the bona fide sale to such Person of all or a portion of the Upstream Parties' ownership interest in the Midstream Parties; provided, however, that any such release or disclosure shall be pursuant to a confidentiality agreement in form and substance reasonably satisfactory to the Midstream Parties and the Upstream Parties shall be and remain liable for any breach of such confidentiality agreement by any such Person or such Person's Representatives. Prior to any such release or disclosure, the Upstream Parties shall provide prior notice to the Midstream Parties of the intended release or disclosure including, with reasonable specificity, the Information proposed to be released or disclosed.

          (d) In the event that any of the Upstream Parties or the Midstream Parties either determines on the advice of its counsel that it is required to disclose any Information pursuant to applicable law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information of the Other Parties (or their Representatives) that is subject to the confidentiality provisions hereof, such Party shall notify the Other Parties prior to disclosing or providing such Information and shall cooperate at the expense of the requesting Other Party in seeking any reasonable protective arrangements requested by such Party. Subject to the foregoing, the Party that received such request may thereafter disclose or provide Information to the extent required by such law (as so advised by counsel) or by lawful process or such Governmental Authority.

                                  ARTICLE IV
                                INDEMNIFICATION

          4.01. INDEMNIFICATION. (a) The Upstream Parties shall indemnify, defend and hold harmless the Midstream Parties (the "Midstream Indemnitees"), against any and all actions, claims, damages, losses, or liabilities resulting from, relating to or arising, whether prior to or following the Effective Date, out of or in connection with (i) operation of the Upstream Business or (ii) federal or state securities laws or regulations, or the regulations of any self-regulatory authority or similar body, or other similar claims (including any actions, claims, damages, losses or liabilities with respect to which the indemnification obligations in Sections 4.04 or 4.05 would apply) in connection with the Upstream Business or the Midstream Business based upon or resulting from acts or omissions, or alleged acts or omissions, by the Upstream Parties or the Midstream Parties occurring on or prior to the Effective Date, and the Upstream Parties shall reimburse each Midstream Indemnitee for any and all reasonable costs and expenses (including attorneys' fees) incurred by any of them in connection with investigating and/or defending any such action, claim, damage, loss, or liability, other than legal fees incurred prior to the Effective Date.

          (b) The Midstream Parties shall indemnify, defend and hold harmless the Upstream Parties (the "Upstream Indemnitees") against any and all actions, claims, damages, losses, or liabilities (other than actions, claims, damages, losses or liabilities with respect to which the indemnification obligations in Sections 4.04 or 4.05 would apply) resulting from, relating to or arising, whether prior to or following the Effective Date, out of or in connection with the operation of the Midstream Business, and the Midstream Parties shall reimburse each Upstream Indemnitee for any and all reasonable costs and expenses (including attorneys' fees) incurred by any of them in connection with investigating and/or defending any such action, claim, damage, loss or liability, other than legal fees incurred prior to the Effective Date.

          4.02. INDEMNIFICATION PROCEDURES. (a) If an Upstream Indemnitee or Midstream Indemnitee (collectively, an "Indemnitee") receives notice of the assertion of any Third-Party Claim with respect to which a Midstream Party or Upstream Party, respectively is, or is likely to be, obligated under this Agreement to provide indemnification (an "Indemnifying Party"), such Indemnitee shall promptly give such Indemnifying Party notice thereof (together with a copy of such Third-Party Claim, process or other legal pleading) promptly after becoming aware of such Third-Party Claim; provided, however, that the failure of
                                          --------  -------
any Indemnitee to give notice as provided in this Section 4.02 shall not relieve any Indemnifying Party of its obligations under this Section 4.02, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice. Such notice shall describe such Third-Party Claim in reasonable detail.

          (b) An Indemnifying Party, at such Indemnifying Party's own expense and through counsel chosen by such Indemnifying Party (which counsel shall be reasonably acceptable to the Indemnitee), may elect to defend any Third-Party Claim. If an Indemnifying Party elects to defend a Third-Party Claim in accordance with the foregoing, then, within ten (10) Business Days after receiving notice of such Third-Party Claim (or sooner, if the nature of such Third Party claim so requires), such Indemnifying Party shall notify the Indemnitee of its intent to do so, and such Indemnitee shall cooperate in the defense of such Third-Party Claim.

Such Indemnifying Party shall pay such Indemnitee's reasonable out-of-pocket expenses incurred in connection with such cooperation. Such Indemnifying Party shall keep the Indemnitee reasonably informed as to the status of the defense of such Third-Party Claim. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third-Party Claim, such Indemnifying Party shall not be liable to such Indemnitee under this Section 4.02 for any attorneys' fees or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than those expenses referred to in the second preceding sentence; provided, however, that such Indemnitee shall have
                           --------  -------
the right to employ one law firm as counsel ("Primary Counsel"), together with a local law firm in each applicable jurisdiction (collectively, "Local Counsel") (and together with Primary Counsel, "Separate Counsel"), to represent such Indemnitee in any action or group of related actions (which firm or firms shall be reasonably acceptable to the Indemnifying Party) if, in the reasonable judgment of such Indemnitee's counsel at any time, either a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim, or counsel to such Indemnitee advises in writing there may be defenses available to such Indemnitee which are significantly different from or in addition to those available to such Indemnifying Party and the representation of both Parties by the same counsel would, in the reasonable judgment of the Indemnitee, be inappropriate, and in that event (i) the reasonable fees and expenses of such Separate Counsel shall be paid by such Indemnifying Party (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one Primary Counsel and one Local Counsel in any one jurisdiction with respect to any Third-Party Claim (even if against multiple Indemnitees)) and (ii) each of such Indemnifying Party and such Indemnitee shall have the right to conduct its own defense in respect of such claim. If an Indemnifying Party: (i) elects not to defend against a Third-Party Claim; (ii) fails to notify an Indemnitee of its election as provided in this Section 4.02 within the period of ten (10) Business Days described above; or (iii) elects to defend a Third Party Claim but, in the reasonable judgment of the Indemnitee, fails to timely, properly and adequately defend such claim, the Indemnitee may defend, compromise, and settle such Third-Party Claim and shall be entitled to indemnification hereunder (to the extent permitted hereunder); provided,
                                                               -------
however, that no such Indemnitee may compromise or settle any such Third-Party
-------
claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the Indemnifying Party shall not, without the prior written consent of the Indemnitee, (i) settle or compromise any Third-Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the dismissal without prejudice of such Third Party Claim or delivery by the claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim or (ii) settle or compromise any Third-Party Claim in any manner that would be reasonably likely to have a material adverse effect on the Indemnitee.

          4.03. CERTAIN LIMITATIONS. (a) The amount of any indemnifiable losses or other liability for which indemnification is provided under this Agreement shall be net of any amounts actually recovered by the Indemnitee from third parties (including, without limitation, amounts actually recovered under insurance policies) with respect to such indemnifiable losses or other liability. Any Indemnifying Party hereunder shall be subrogated to the rights of the Indemnitee upon payment in full of the amount of the relevant indemnifiable loss. An insurer who would otherwise be obligated to pay any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provision hereof, have any subrogation rights with respect thereto. If any Indemnitee recovers an amount from a third party in respect of an indemnifiable loss for which indemnification is provided in this Agreement after the full amount of such indemnifiable loss has been paid by an Indemnifying Party or after an Indemnifying Party has made a partial payment of such indemnifiable loss and the amount received from the third party exceeds the remaining unpaid balance of such indemnifiable loss, then the Indemnitee shall promptly remit to the Indemnifying Party the excess (if any) of (A) the sum of the amount theretofore paid by such Indemnifying Party in respect of such indemnifiable loss plus the amount received from the third party in respect thereof less (B) the full amount of such indemnifiable loss or other liability. Nothing in this Section 4.03(a) shall obligate any Indemnitee to seek to recover any amounts from any third party (including, without limitation, amounts recoverable under insurance policies) prior to, or as a condition to, seeking indemnification under this Article IV.

          (b) The amount of any loss or other liability for which indemnification is provided under this Agreement shall be (i) increased to take account of any net tax cost incurred by the Indemnitee arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase) and (ii) reduced to take account of any net tax benefit realized by the Indemnitee arising from incurring or paying such loss or other liability.
In computing the amount of any such tax cost or tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified loss. Any indemnification payment hereunder shall initially be made without regard to this Section 4.03(b) and shall be increased or reduced to reflect any such net tax cost (including gross-up) or net tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net tax cost or a net tax benefit to the extent that, and at such time as, the amount of taxes payable by such Indemnitee is increased above or reduced below, respectively, the amount of taxes that such Indemnitee would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any final determination with respect to the Indemnitee's liability for taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary.

          4.04. DIRECTOR AND OFFICER INDEMNIFICATION - PLX. (a) PLX shall honor all PLX's obligations to indemnify (including any obligations to advance funds for expenses to) the current or former directors or officers of PLX (each, a "PLX D&O Indemnified Party") for acts or omissions by such directors and officers occurring on or prior to the Effective Date to the extent that such obligations of PLX or any of its subsidiaries exist on the date immediately prior to the Effective Date, whether pursuant to the certificate of incorporation of PLX or otherwise, and such obligations shall survive and shall continue in full force and effect in accordance with the terms of the certificate of incorporation of PLX from the Effective Date until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years from and after the Effective Date, PLX shall cause to be maintained in effect for the benefit of the PLX D&O Indemnified Parties the current policies of directors' and officers' liability insurance maintained by PLX with coverage limits of

$15,000,000 (provided that PLX may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous and so long as such substitution results in continuous coverage) with respect to claims arising from or related to facts or events which occurred at or before the Effective Date; provided, however, that PLX shall not be obligated to make annual premium
      --------  -------
payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by PLX for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, PLX shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

          (c) From and after the Effective Date, to the fullest extent permitted by Law and without limitation on the obligations of PLX pursuant to Sections 4.04(a) and (b), PLX shall indemnify, defend and hold harmless the PLX D&O Indemnified Parties") against all losses, claims, damages, liabilities, fees and expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement (in the case of settlements, with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed)) (collectively, "Losses"), as incurred (payable monthly upon written request which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Effective Date in connection with such Indemnified Party's duties as an officer or director of PLX to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement or the Unit Transfer and Contribution Agreements.

          (d) In the event that PLX or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successor and assign of such party assumes the obligations of such party set forth in this Section 4.04, and in such event all references to PLX in this
Section 4.04 shall be deemed a reference to such successor and assign.

          4.05. DIRECTOR AND OFFICER INDEMNIFICATION - PAAI. (a) PLX shall, to the fullest extent permitted by Law, cause PAAI to, and PAAI shall honor all PAAI's obligations to indemnify (including any obligations to advance funds for expenses to) the current or former directors or officers of PAAI (each, a "PAAI D&O Indemnified Party") for acts or omissions by such directors and officers occurring on or prior to the Effective Date to the extent that such obligations of PAAI or any of its subsidiaries exist on the date immediately prior to the Effective Date, whether pursuant to the certificate of incorporation of PAAI or otherwise, and such obligations shall survive and shall continue in full force and effect in accordance with the terms of the certificate of incorporation of PAAI from the Effective Date until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions.

          (b) For a period of six years from and after the Effective Date, PLX or PAAI shall cause to be maintained in effect for the benefit of the PAAI D&O Indemnified Parties the current policies of directors' and officers' liability insurance maintained by PLX with coverage limits of $15,000,000 (provided that PLX or PAAI may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous and so long as such substitution results in continuous coverage) with respect to claims arising from or related to facts or events which occurred at or before the Effective Date; provided, however, that PLX shall not be obligated to make annual premium
--------  -------
payments for such insurance to the extent such premiums exceed 150% of the Maximum Premium. If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, PLX or PAAI shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

          (c) From and after the Effective Date, to the fullest extent permitted by Law and without limitation on the obligations of PLX or PAAI pursuant to Sections 4.05(a) and (b), PLX shall, and shall cause PAAI to, indemnify, defend and hold harmless the PAAI D&O Indemnified Parties against all Losses as incurred (payable monthly upon written request which request shall include reasonable evidence of the Losses set forth therein) to the extent arising from, relating to, or otherwise in respect of, any actual or threatened action, suit, proceeding or investigation, in respect of actions or omissions occurring at or prior to the Effective Date in connection with such Indemnified Party's duties as an officer or director of PAAI to the extent they are based on or arise out of or pertain to the transactions contemplated by this Agreement or the Unit Transfer and Contribution Agreements.

          (d) In the event that PLX or PAAI or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity in such consolidation or merger or
(ii) transfers or conveys all or substantially all its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successor and assign of such party assumes the obligations of such party set forth in this Section 4.05, and in such event all references to PLX or PAAI, as the case may be, in this Section 4.05 shall be deemed a reference to such successor and assign.

                                   ARTICLE V
                               INSURANCE MATTERS

          5.01. MIDSTREAM INSURANCE COVERAGE DURING THE INSURANCE TRANSITION PERIOD. (a) Throughout the period beginning on the Effective Date and ending on the date set next to each insurance policy listed on Schedule A hereto (the "Listed Policies") or such earlier dates as the parties agree (with respect to each Listed Policy, the "Insurance Transition Period"), the Upstream Parties shall maintain the Listed Policies for the benefit of the Midstream Parties (collectively, the "Covered Parties"), except as the parties otherwise agree. Except as otherwise provided below, during the Insurance Transition Period, the Listed Policies shall cover Covered Parties for liabilities and losses insured prior to the Effective Date.

          (b) Newco GP LLC, on behalf of the Midstream Parties, shall promptly pay or reimburse the Upstream Parties, as the case may be, for its share of premium expenses and all applicable self-insurance retentions, deductibles, retrospective premium adjustments and similar amounts with respect to the Listed Policies during the Insurance Transition Period, and Newco GP LLC shall promptly pay or reimburse the Upstream Parties for any costs and expenses which the Upstream Parties may incur in connection with the insurance coverages maintained pursuant to this
Section 5.01, including but not limited to any subsequent premium adjustments. Newco GP LLC's share of such expenses shall be determined in a manner consistent with the allocation of such expenses between PLX and PAA prior to the Effective Date. All payments and reimbursements by Newco GP LLC to the Upstream Parties shall be made within fifteen (15) days after Newco GP LLC's receipt of an invoice from the Upstream Parties.

          (c) The control and administration of the Listed Policies shall remain with PLX; provided, however, that any such action taken by PLX shall
                 --------  -------
treat fairly all insured parties and their respective claims and shall not unduly favor one insured party over another. Newco GP LLC shall be provided, upon request, with copies of the Listed Policies as in effect on the date of such request.

          (d) The provisions of this Article V represent only an allocation of cost between the Parties with respect to the Listed Policies and shall in no way affect the coverage provided by the Listed Policies or guarantee recovery by the Midstream Parties under such policies.

          5.02. INSURANCE COVERAGE AFTER THE INSURANCE TRANSITION PERIOD. From and after expiration of the Insurance Transition Period with respect to each Listed Policy, Newco GP LLC, on behalf of the Midstream Parties, shall be solely responsible for obtaining and maintaining insurance programs for its risk of loss with respect to the subject matter of the relevant Listed Policy and such insurance arrangements shall be separate and apart from the Upstream Parties' insurance programs unless the parties otherwise agree.

                                  ARTICLE VI
                  FURTHER ASSURANCE AND ADDITIONAL COVENANTS

          6.01. FURTHER ASSURANCES. (a) In addition to the actions specifically provided for elsewhere in this Agreement, each of the Parties hereto shall use its reasonable best efforts, prior to, on and after the Closing Date, to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the Transition Agreement.

          (b) Without limiting the foregoing, prior to, on and after the Closing Date, each Party hereto shall cooperate with the other Parties, and without any further consideration, but at the expense of the requesting Party, to execute and deliver, or use its reasonable best efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument (including any consents or governmental approvals), and to take all such other actions as such Party may reasonably be requested to take by any other Party hereto from time to time, consistent with the terms of this

Agreement and the Transition Agreement, in order to effectuate the provisions and purposes of this Agreement and the Transition Agreement.

          (c) Prior to the Closing Date, if one or more of the Parties identifies any commercial or other service that is needed to assure a smooth and orderly transition of the businesses in connection with the consummation of the transactions contemplated by the Unit Transfer and Contribution Agreements that is not otherwise governed by the provisions of this Agreement or the Transition Agreement, the Parties shall cooperate in determining whether there is a mutually acceptable arm's-length basis on which one or more of the other Parties will provide such service.

          6.02. DISPUTE RESOLUTION. Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, or otherwise (collectively, "Disputes"), shall be exclusively governed by and settled in accordance with the provisions of this Section 6.02. The parties hereto shall use all commercially reasonable efforts to settle all Disputes without resorting to mediation, arbitration, litigation or other third party dispute resolution mechanisms. If any Dispute remains unsettled, the parties hereby agree to mediate such Dispute using a mediator reasonably acceptable to all parties involved in such Dispute. If the parties are unable to resolve such dispute through mediation, each party will be free to commence proceedings for the resolution thereof. No party shall be entitled to consequential, special, exemplary or punitive damages.

          6.03. NAMES. As soon as reasonably possible after the date hereof, and in no event later than the date that is 60 days from the date hereof, each of PAAI and PAAI LLC, a wholly owned subsidiary of PAAI ("PAAI LLC"), shall take all action necessary to change the names of PAAI and PAAI LLC to names bearing no similarity to "Plains All American."

                                  ARTICLE VII
                                 MISCELLANEOUS

          7.01. EFFECTIVENESS. This Agreement shall become effective at the close of business on the Closing Date.

          7.02. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by either Party hereto to any other person without the prior written consent of the other Party hereto.

          7.03. NO THIRD-PARTY BENEFICIARIES. Except for the Persons entitled to indemnification hereunder, each of whom is an intended third-party beneficiary hereunder, nothing expressed or implied in this Agreement shall be construed to give any person or entity other than the Parties hereto any legal or equitable rights hereunder.

          7.04. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof.

          7.05. AMENDMENT. This Agreement may not be amended except by an instrument signed by the Parties hereto.

          7.06. WAIVERS. No waiver of any term shall be construed as a subsequent waiver of the same term, or a waiver of any other term, of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

          7.07. SEVERABILITY. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, such provision shall be deemed severable and all other provisions of this Agreement shall nevertheless remain in full force and effect.

          7.08. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          7.09. NOTICES. All notices given in connection with this Agreement shall be in writing. Service of such notices shall be deemed complete: (i) if hand delivered, on the date of delivery; (ii) if by mail, on the fourth Business Day following the day of deposit in the United States mail, by certified or registered mail, first-class postage prepaid; (iii) if sent by Federal Express or equivalent courier service, on the next Business Day; or (iv) if by telecopier, upon receipt by sender of confirmation of successful transmission. Such notices shall be addressed to the Parties at the following address or at such other address for a Party as shall be specified by like notice (except that notices of change of address shall be effective upon receipt):

          If to Parent or PAAI:

          Plains Resources Inc.
          500 Dallas Street, Suite 700
          Houston, TX 77002
          Attention: Tim Stephens
          Fax No.: (713) 654-1523

          If to Newco GP LLC, Newco LP or PAA:

          Plains All American GP LLC
          333 Clay Street, 29/th/ Floor
          Houston, TX 77002
          Attention: Tim Moore
          Fax No.: (713) 646-4572

          7.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of Texas, without giving effect to the principles of conflict of laws of such state or any other jurisdiction.

          7.11. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

          7.12. REMEDIES. Each of the parties hereto shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Each of the parties hereto acknowledges and agrees that under certain circumstances the breach by any of the parties hereto of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.

          IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed the day and year first written above.

                                   PLAINS RESOURCES, INC.

                                   BY: ______________________________
                                       NAME:
                                       TITLE:


                                   PLAINS ALL AMERICAN INC.

                                   BY: ______________________________
                                       NAME:
                                       TITLE:


                                   PLAINS ALL AMERICAN GP LLC

                                   BY: ______________________________
                                       NAME:
                                       TITLE:


                                   PLAINS AAP L.P.

                                   BY: PLAINS ALL AMERICAN GP LLC,
                                       its general partner

                                   BY: ______________________________
                                       NAME:
                                       TITLE:

                                   PLAINS ALL AMERICAN PIPELINE, L.P.

                                   BY: PLAINS AAP L.P., its general partner

                                   BY: PLAINS ALL AMERICAN GP LLC,
                                       its general partner

                                   BY: ______________________________
                                       NAME:
                                       TITLE:

                                  Schedule A

None.

                                       18